UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2014

MERITOR, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code:  (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 9, 2014, Meritor, Inc. (the “Company”) appointed Jeffrey A. Craig, age 54, as the Company’s President and Chief Operating Officer. Mr. Craig previously served as the Company’s Senior Vice President and President of Commercial Truck & Industrial since February 2013. Mr. Craig has held various positions within the Company since May 2006, including: Senior Vice President and Chief Financial Officer from January 2009 to January 2013; Acting Controller from May 2008 to January 2009; Senior Vice President and Controller from July 2007 to May 2008; and Vice President and Controller from May 2006 to July 2007.

The Company’s press release announcing Mr. Craig’s appointment is attached hereto as Exhibit 99 and is incorporated herein by reference.

There are no relationships or arrangements regarding Mr. Craig that are required to be disclosed pursuant to Item 401(b), 401(d) or 404(a) of Regulation S-K.

In consideration of his increased responsibilities, effective June 9, 2014, Mr. Craig’s annual base salary increased to $650,000 and his target bonus award for fiscal year 2014 under the Company’s Incentive Compensation Plan increased to 85% of his annual base salary. In addition, Mr. Craig’s long-term incentive target for the three-year performance period of fiscal 2015 to 2017 established pursuant to the Company’s 2010 Long-Term Incentive Plan, as amended, shall be $1.8 million.

In connection with Mr. Craig’s appointment as President and Chief Operating Officer, Ivor J. Evans’s title became Chairman and Chief Executive Officer.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99 – Press Release of Meritor, Inc., dated June 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITOR, INC.
(Registrant)

By:	/s/ Sandra J. Quick	June 10, 2014
	Name: Sandra J. Quick	(Date)
Title: Senior Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number                                                                Description

99	Press Release of Meritor, Inc., dated June 10, 2014